(Contract No. 1011122001)

Maximum Amount Pledge Contract

(Selective and Summary Translation)

The Pledgor:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
(“Party A”)

Legal Representative: WU Zishen

The Pledgee:	China International Trust and Investment Corporation (CITIC), Hohhot Branch
(“Party B”)

Legal Representative: SUN Xiaofan

Place of Execution:       Hohhot Branch

Date of Execution:        December ____, 2011

Article 1	Definition

1.1	The maximum amount pledged refers to the maximum amount of one or more debt obligations, confirmed by Party A and Party B, assumed by the Debtor cumulatively during a certain period of time; for such amount Party A provides guarantee on the Debtor’s performance of its debt obligations in the form of pledged items with the limit of such maximum amount. Such maximum amount is the total of the outstanding balance that the Debtor owes to Party B.

Article 2	Master Claim under the Pledge Guarantee

2.1         The master claim under the pledge guarantee is the series of debts assumed by the Debtor as a result of Party B’s grant of credit to the Debtor from December 20, 2011 to December 19, 2012, including but not limited to loan, loan notes, guarantee, letter of credit and other bank services.

The maximum claims under the pledge guarantee are equal to RMB Sixty Million.

Within the term and maximum amount specified above, all the contracts, agreements and other legal documents executed in connection with the formation of the Debtor’s debt obligations to Party B are the Master Contract under this contract.

2.2         The Debtor shall perform its debt obligations in accordance with the Master Contract.

Article 3	Pledged Items

3.1         The Pledged Items provided to Party B are the assets listed in the “List of Pledged Items” attached hereto (serial number: 122001). The appraised value of the Pledged Items is RMB 124,849,046.00 even, with the rate of the pledge at 50%.

Article 4	Scope of the Pledge Guarantee

4.1         The scope of this guarantee includes debt principal, interest, penalty interest, compound interest, default penalty, damages and all fees and expenses incurred in the realization of the debt claims and the Pledgee’s rights (including but not limited to litigation fees, arbitration fees, attorney fees, traveling expenses, appraisal fees and fees associated with disposition, transfer, preservation, announcement and enforcement).

Article 5	Exercise Period of the Pledgee’s Right

5.1         The Pledgee’s right must be exercised during the period when the master claim is in litigation.

Article 6	Party A’s Representations and Warranties

6.1         Party A is a Chinese legal person established in accordance with the law of the PRC and has the capacity and power to conduct civil activities and other actions necessary for the execution and perform of this contract and to bear civil responsibility for its actions. Party A has obtained all due approval and authorization, both internal and external, necessary for the execution of this contract.

6.2         Party A has the complete, valid and legal ownership and disposition right to the Pledged Items hereunder and has obtained all certificates evidencing the ownership to such items; and there is no dispute or defect regarding the ownership of such items and no freeze, withholding, custody, pledge or other enforcement action involving such items.

6.3         Party A completely understands all the provisions herein and is providing guarantee to the Debtor of its own volition.

6.4         The establishment of such pledge is not subject to any limitation and will not cause any illegal situations.

6.5         All the documents, financial statements and representations provided in connection with the pledge are valid, legal, truthful, accurate and complete. Except those already disclosed in writing to Party B, Party A has no other debts, acts of breach, litigation, arbitration or other major event that affect its assets not yet disclosed to Party B.

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6.6         Party A promises that, when the Debtor under the Master Contract fails to perform its obligations, Party B has the right to directly demand Party A to assume its guarantee responsibility within the scope of the guarantee without the need to exercise other rights, regardless whether Party B’s claims under the Master Contract have other guarantees.

Article 7	Party A’s Rights and Obligations

7.1         Party A must provide all ownership certificates with respect to the Pledged Items and other valid documents of proof and material, including Party A’s business license, special permit for imported material, insurance policy for the Pledged Items, to Party B for safe-keeping.

7.2         During the term of the this contract, if there is any major change that may affect Party A’s rights to the Pledged Items, including but not limited to share transfer, reorganization, major financing, sale of assets, acquisition, M&A, spin-off, equity restructuring, joint capital or joint venture or joint operation, contracting or lease, external investment, substantial increase of debt financing, change in the scope of operation and registered capital, bankruptcy or liquidation, that may affect Party B’s rights and interests, Party A must notify Party B in writing 30 days in advance.

7.3         During the effective term of this contract, if there is occurrence of any event, including but not limited to involvement in litigation, arbitration, criminal action, administrative sanction, ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license or deterioration of financial situation, that will have adverse impact on Party A’s ability to provide guarantee, Party A must notify Party B in writing within 3 days after the occurrence or likely occurrence of such event.

7.4         During the effective term of this contract, if any of the events set forth in Sections 7.2 and 7.3 occurs on Party A’s part, Party A promises to make arrangements for all the responsibilities for guarantee hereunder and provide specific plan of guarantee.

7.5         During the effective term of this contract, Party A shall not transfer, lease, re-pledge, gift, entrust, remodel or dispose of all or part of the Pledged Items without Party B’s prior written consent.

7.6         During the effective term of this contract, if the Pledged Items are seized or withheld, or are involved in other enforcement actions or ownership disputes, or are likely to be harmed by any third party, Party A must immediately notify Party B in writing and must be responsible for any loss caused to Party B by such events.

7.7         After the Debtor has repaid all the debts under the Master Contract, Party A shall have the right to demand that the pledge hereunder be dissolved.

7.8         If Party A has already leased the Pledged Items to a third party, Party A must promptly inform the lessee of such pledge prior to the execution of this contract and provide the written agreement between Party A and the lessee and/or other explanation to Party B.

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7.9         During the effective term of this contract, Party A must notify Party B in writing of any change in its legal name, legal representative, address or telephone or fax numbers within 7 days of such change.

7.10       If, upon consultation between Party A and Party B, Party A pledges its current and future production equipment, raw material, unfinished products and products, Party A’s normal operation activities shall not be subject to the provisions of Section 7.5 herein; however, Party A shall not dispose of the Pledged Items through malicious means of fictitious sales.

7.11       During the effective term of this contract, if Party A learns that the pledged property will be demolished, Party A must notify Party B immediately in writing; failure to do so will result in Party A’s liability for breach. Party A and Party B agree that Party B shall have the right to select from the following the method regarding the properties under demolitions:

[......... ]

Article 8	Party B’s Rights and Obligations

8.1         Party B shall have the right to dispose of the Pledged Items, if the Debtor fails to perform all or part of its debt obligations upon the expiration of the term of the loan specified in Section 2.2 herein.

8.2         If the proceeds from the disposition of the Pledged Items is insufficient to repay all the debts within the scope of the guarantee hereunder, Party B shall have the right to pursue the Debtor in accordance with the law for any insufficient portion; Party B must return the remaining part, if any, to Party A after repayment.

8.3         Upon the repayment of all the debts under the Master Contract by the Debtor, Party B must assist Party A in the cancellation of registration of the Pledged Items and return all ownership certificates and documents in its possession to Party A.

Article 9	Management and Use of the Pledged Items

9.1         During the effective term of this contract, Party A shall have the obligation to properly maintain the Pledged Items and to ensure that they remain in sound condition, and to accept Party B’s supervision and inspection.

9.2         During the effective term of this contract, in addition to Section 7.11 herein, if there is any decrease of the value of the Pledged Items, Party A must promptly notify Party B and restore the value of the Pledged Items at Party B’s request, or provide additional guarantee approved by Party B.

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Article 10	Insurance of the Pledged Items

10.1        Party A must have full insurance on the Pledged Items with Party B as the primary beneficiary.

10.2        If Party A fails to maintain insurance on the Pledged Items or to pay insurance premium, Party B shall have the right to insure the Pledged Items or pay insurance premium on its behalf, and Party B shall be responsible for all fees incurred.

10.3       During the effective term of this contract, if there is any loss of, damage to or appropriation of the Pledged Items, Party B may use the insurance coverage or damage compensation to be compensated first.

10.4       During the effective term of this contract, if Party A fails to maintain or renew insurance on the Pledged Items in accordance with the provisions herein, or if the Pledged Items experiences any loss within the coverage of insurance, or the Pledged Items is lost or damaged due to the act of any third party, and Party A has not received compensation from such third party or Party A has placed insurance on the Pledged Items but the cause of the risk is beyond the provisions of the insurance contract, all such circumstance shall be handled in accordance with the provisions in Section 9.2 herein.

Article 11	Registration of the Pledged Items

11.1        Party A and Party B must proceed to the registration agency to process registration procedure within 15 days upon the execution of this contract, and the registration documents must be handed to Party B for safe-keeping.

11.2        During the effective term of this contract, any change of the ownership to the Pledged Items through transfer approved in advance by Party B in writing must be reported for registration.

Article 12	Liability for Breach

12.1        After this contract has become effective, Party A and Party B must both perform its respective obligations specified herein and bear the corresponding liabilities for breach.

12.2        If the representations and warranties made by Party A in Article 6 are proven to be false, inaccurate or incomplete or deliberately misleading, Party A shall be responsible for all the resulting loss to Party B.

12.3        If this contract is rendered invalid due to Party A’s fault, Party A must be responsible for all the resulting loss to Party B within the scope of the original guarantee.

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12.4        Upon the occurrence of any of the following, Party B shall have the right to exercise its pledgee’s right immediately:

The Debtor fails to perform its debt obligations within the performance period;

Party B fails to be fully repaid upon the expiration of the term of the loan under the Master Contract;

Party A’s ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license;

Party A violates the provisions of Section 7.4 and fails to provide specific plan for arrangement of the guarantee responsibilities to Party B’s satisfaction;

Party A is unable to maintain the Pledged Items in complete and sound condition, or the value of the Pledged Items has decreased and Party A refuses to provide additional guarantee in accordance with the provisions of Section 9.2 herein;

Party A experiences any event that endangers or harms, or is likely to endanger or harm, Party B’s rights and interests;

Party A violates the provisions of Section 7.10 and disposes of the Pledged Items through malicious means of fictitious sales.

Article 13	Method of Realizing the Pledgee’s Right

13.1        Party A agrees that Party B may choose any of the following method to realize its pledgee’s right.

By discounting the Pledged Items to realize the pledgee’s right.

By selling the Pledged Items to realize the pledgee’s right.

By auctioning off the Pledged Items to realize the pledgee’s right.

Article 14	Other Stipulated Matters

If there is any conflict between the provisions in this Section and others herein, those in this Section shall prevail.

Article 15	Applicable Law

15.1        This contract is governed by the law of PRC.

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Article 16	Resolution of Dispute

16.1        Any dispute that cannot be resolved through consultation between the parties hereto must be resolved through legal action submitted to the people’s court at Party B’s location.

Article 17	Cumulative Nature of Party B’s Rights

19.1        Party B’s rights hereunder are cumulative and shall not affect and exclude Party B’s other rights entitled under the law. Unless expressly stated by Party B, Party B’s failure to exercise any of its rights, or its delay of such exercise or partial exercise, shall not constitute a waiver of such rights nor shall affect, prevent or obstruct its future exercise of such rights.

Article 18.	Continuity of the Obligations

18.1        All of Party A’s obligations hereunder shall continue and be binding to Party A’s successors, designees, transferees and all surviving entities after merger, reorganization and change of names, and shall not be subject to any dispute, claims, orders from superiors, provisions of Party A’s contracts with other parties, nor shall they be affected by the Debtor’s bankruptcy, insolvency or loss of business qualifications or any other events

Article 19.	Validity of this Contract

19.1        The contract is the subordinate contract to the Master Contract, and the invalidity of part of the Master Contract shall not affect the validity of this contract.

19.2        Any provision or content herein that are determined to be invalid shall not affect the validity of any other provision or content herein.

Article 20	Contract Effectuation, Amendment and Dissolution

20.1        This contract shall become effective upon its execution by both parties.

20.2        After the contract has become effective, neither party can modify, change or dissolve this contract without prior consultation and agreement with the other party.

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Article 21	Others

21.1        Other matters not covered herein may be provided in supplemental agreement, which shall have the same legal effect.

21.2        Party A shall be responsible for all the fees (appraisal, certification, insurance, registration, authentication, preservation and storage, etc.) in connection with this contract.

21.3        Any notice sent by Party B to Party A shall be considered received if it is sent by telex, telegram or faxed or received three days after it is posted in registered mail.

21.4        One party must notify the other party in writing of any change in its legal name, legal representative, address or telephone or fax numbers within 15 days of such change.

Party A:	(Seal or Special Business Seal)
/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative: /s/ WU Zishen

Party B:	(Seal or Special Business Seal)
/seal/ China International Trust and Investment Corporation (CITIC),
Hohhot Branch

Legal Representative: /s/ SUN Xiaofan

[Attachment: List of Pledged Items (Real Estate Property)]

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